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                                                                    Exhibit 5.1

October 16, 2000

Digital Generation Systems, Inc.
5221 North O'Connor Boulevard
Suite 950
Irving, Texas 75039

Ladies and Gentlemen:

  We have acted as counsel to Digital Generation Systems, Inc., a California corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering certain shares of the Company's common stock, no par value (the "Shares"), under the Securities Act of 1933, as amended. The Shares are to be issued to shareholders of StarGuide Digital Networks, Inc., a Nevada corporation ("StarGuide"), in connection with the proposed merger of the Company and StarGuide as specified in an Agreement and Plan of Merger, dated July 7, 2000 (the "Agreement"), by and among the Company, SG Nevada Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of the Company ("Acquisition Sub"), and StarGuide, according to which Acquisition Sub will merge with and into StarGuide and StarGuide will become a wholly owned subsidiary of the Company (the "Merger").

  In connection with this opinion, we have reviewed and are familiar with the Company's articles of incorporation and bylaws and such other records and agreements of the Company, certificates of public officials, certificates of officers or other representatives of the Company, and other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to various facts material to this opinion letter, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials, set forth in certificates delivered to us, without independently verifying the accuracy of the information contained therein.

  Based upon the foregoing and subject to the assumptions stated herein, it is our opinion that the issuance of the Shares has been duly authorized and, if and when the Merger is consummated, the Shares will be validly issued, fully paid and non-assessable when issued to shareholders of StarGuide in accordance with all of the terms and conditions of the Agreement.

  The opinion herein is also subject to the following exceptions, limitations and qualifications:

  A. The opinion expressed herein is limited to the corporate laws of the State of California, and we assume no responsibility as to the applicability or the effect of any other laws or regulations. The lawyers in this Firm involved in the representation of the Company in connection with the issuance of the Shares are members only of the State Bar of Texas. The opinion expressed above is based solely on our review, as Texas lawyers, of the General Corporation Law of California. We have not reviewed any other laws or regulations of the State of California (including, without limitation, any interpretations of the General Corporation Law of California) or retained or relied on any opinion or advice of California counsel, and our opinions are limited to the application of the General Corporation Law of California.

  B. This opinion letter is as of the date hereof, and we undertake no obligation, and expressly disclaim any obligation, to advise the Company or any other person or entity of any change in any matter set forth herein.

  C. This opinion letter is limited to the matters expressly stated, and no opinion other than upon the matters so expressly stated is implied or may be inferred.
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October 16, 2000
Page 2

  This opinion is delivered to the Company solely for use in connection with the Registration Statement and may not be used or relied upon for any other purpose. Accordingly, we assume no professional responsibility to any other person whatsoever, and the opinion expressed herein may not be relied upon, circulated, quoted in whole or in part, or otherwise referred to in any report or document, or furnished to any other person or entity, without our prior written consent.

  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and the proxy statement/prospectus forming a part thereof under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Respectfully submitted,

                                          GARDERE & WYNNE, L.L.P.

                                          By: /s/ David R. Earhart
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                                             David R. Earhart, Partner